UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 25, 2011

LIBERTY INTERACTIVE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33982 (Commission File Number)	84-1288730 (I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 1, 2011, Christopher W. Shean, 46, will be promoted to the position of Senior Vice President and Chief Financial Officer of Liberty Interactive Corporation (the “Company”) and, as a result, will be its principal financial officer and principal accounting officer. Mr. Shean has served as a Senior Vice President of the Company since January 2002, and prior to this promotion will have served as its Controller from October 2000 through October 2011 and as a Vice President from October 2000 to January 2002. Effective November 1, 2011, he will also serve as the Senior Vice President and Chief Financial Officer of Liberty Media Corporation (“Liberty Media”), the Company’s former wholly owned subsidiary, and prior to such date will have served as Senior Vice President/Controller of Liberty Media from May 2007 through October 2011.

As a result of this promotion, David J.A. Flowers will no longer be the principal financial officer of the Company. Mr. Flowers will continue to serve as the Senior Vice President and Treasurer of the Company until November 1, 2011.

The Company issued a press release to announce these promotions on October 25, 2011 which is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Name

99.1	Press Release dated October 25, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2011

LIBERTY INTERACTIVE CORPORATION

	By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Name

99.1	Press Release dated October 25, 2011.